                                                                     EXHIBIT 1.1
--------------------------------------------------------------------------------


                           5,000,000 Depositary Units

                         PLUM CREEK TIMBER COMPANY, L.P.

                        (a Delaware limited partnership)

                                Depositary Units

                     Representing Limited Partner Interests

                               PURCHASE AGREEMENT

                               MERRILL LYNCH & CO.

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            DEAN WITTER REYNOLDS INC.

                            PAINEWEBBER INCORPORATED

                                SMITH BARNEY INC.

                               D.A. DAVIDSON & CO.

                                October __, 1996

--------------------------------------------------------------------------------

                           5,000,000 Depositary Units

                         PLUM CREEK TIMBER COMPANY, L.P.

                        (a Delaware limited partnership)

                                Depositary Units

                    (representing limited partner interests)

                               PURCHASE AGREEMENT

                                                                  October , 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
D.A. DAVIDSON & CO.
   as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                  Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, "Merrill Lynch"), Dean Witter Reynolds Inc., PaineWebber Incorporated, Smith Barney Inc., D.A. Davidson & Co. and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Dean Witter Reynolds Inc., PaineWebber Incorporated, Smith Barney Inc. and D.A. Davidson & Co. are acting as representatives (in such capacity, Merrill Lynch, Dean Witter Reynolds Inc., PaineWebber Incorporated, Smith Barney Inc. and D.A. Davidson & Co. shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,000,000 depositary units representing limited partner interests in the Partnership ("Depositary Units") in the respective numbers set forth in Exhibit A, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional Depositary Units to cover over-allotments, if any (the "Additional Units"). The 5,000,000 Depositary Units are referred to herein as the "Firm Units." The Firm Units and the Additional Units, if purchased, are collectively referred to herein as the "Units."

                  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement and the Prospectus (each as defined herein). Unless the context otherwise requires, all references herein to "the Partnership" shall be deemed to give effect to the Riverwood Acquisition at or prior to the consummation of the issuance of the Firm Units. Prior to or concurrently with the offering of the Firm Units, the Partnership is proposing to enter into the New Bank Facilities in order to finance in part the Riverwood Acquisition, and to consummate the Newport Asset Sale.

                  Prior to the purchase and public offering of the Firm Units by the several Underwriters, the Partnership and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit B hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Partnership and the Representatives and shall specify the initial public offering price, the purchase price with respect to the Firm Units and such other applicable information as is indicated in Exhibit B hereto. The offering of the Firm Units will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-11727) covering the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Partnership has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (B) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement (as amended, if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462b Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Units, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated October __, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to the financial statements and schedules and other information (financial and otherwise) that is "contained," "included," "described" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

                  The Partnership understands that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

         SECTION 1.  Representations and Warranties.

         (a) Each of Plum Creek Management Company, L.P., a Delaware limited partnership (the "General Partner"), the Partnership, Plum Creek Manufacturing, L.P., a Delaware limited partnership ("Manufacturing"), and Plum Creek Marketing, Inc., a Delaware corporation ("Marketing" and, collectively with the General Partner, the Partnership and Manufacturing, the "Companies"), jointly and severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

                  (i) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the time the Registration Statement became effective and at each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, at the time of filing thereof, and the Prospectus, at each Representation Date, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Partnership will comply with the requirements of Rule 434.

                  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by any Underwriter through Merrill Lynch expressly for use in the Registra- tion Statement or the Prospectus. Each of the Companies acknowledges that the only information furnished to the Partnership in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus are the statements with respect to underwriting discounts and commissions on the cover page of the Prospectus, the last full text paragraph on the cover page of the Prospectus, the legend concerning stabilization on the inside front cover page of the Prospectus and the second and sixth full text paragraphs of the "Underwriting" section of the Prospectus (such information is herein referred to as the "Underwriting Information").

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission (the "Incorporated Documents"), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus have been compiled on a basis consistent with that of the audited and unaudited historical financial statements and pro forma financial statements from which they have been derived. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements (including the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission) and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the judgment of the General Partner, reasonable and the adjustments used therein are, in the judgment of the General Partner, appropriate to give effect to the transactions and circumstances referred to therein. Any other financial and statistical information and data not otherwise described in this paragraph and included in the Registration Statement and the Prospectus are accurate in all material respects and present, in accordance with GAAP (to the extent applicable) and on a basis consistent with the books and records of the Partnership, the information required to be stated therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) except as otherwise stated in the Registration Statement and the Prospectus, there have been no transactions entered into by any of the Companies, other than those in the ordinary course of business, which are material with respect to the Partnership and its subsidiaries considered as one enterprise, and (C) there has been no distribution of any kind declared, paid or made by the Partnership on any class of its equity interests, except for the Partnership's declaration of its cash distribution to holders of Depositary Units with respect to the quarter ending September 30, 1996, which will be paid on or before November 29, 1996 to holders of record on or about November 15, 1996.

                  (vi) Good Standing of the Companies. Each of the Partnership and Manufacturing has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all partnership power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) enter into and perform its obligations under this Agreement. Each of the Partnership and Manufacturing is duly qualified or registered as a foreign limited partnership authorized to do business and is in good standing in each jurisdiction in which qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not have a material adverse effect on the condition, financial or other-wise, or on the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") or would not subject its partners to any material liability or disability.

                  The General Partner has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with all partnership power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus, (y) act as the general partner of the Partnership and Manufacturing and as a stockholder of Marketing, and (z) enter into and perform its obligations under this Agreement. The General Partner is duly qualified or registered as a foreign limited partnership authorized to do business and is in good standing under the laws of each jurisdiction in which qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not have a Material Adverse Effect or a material adverse effect on the General Partner's condition (financial or otherwise), earnings, business affairs or business prospects.

                  Marketing has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with all corporate power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) enter into and perform its obligations under this Agreement. Marketing is duly qualified as a foreign corporation authorized to do business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                  (vii) Capitalization. The capitalization of the Partnership as of June 30, 1996 is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization." At June 30, 1996, the Partnership would have had on a pro forma basis after giving effect to the Transactions the capitalization set forth in the Prospectus in the column entitled "Pro forma as adjusted" under the caption "Capitalization." The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 17, 1995 (the "Partnership Agreement"), among the General Partner and the limited partners described therein. Such general partner interest has been duly authorized and validly issued to the General Partner, is fully paid and is owned by the General Partner free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Encumbrances") except as described in the Prospectus.

                  The General Partner is the sole general partner and the Partnership is the sole limited partner of Manufacturing, with a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in Manufacturing pursuant to the Agreement of Limited Partnership of Manufacturing, dated as of December 27, 1990 (the "Manufacturing Partnership Agreement"), among the General Partner and the Partnership. Such general partner and limited partner interests have been duly authorized and validly issued to the General Partner and the Partnership, respectively, are fully paid and are owned by the General Partner and the Partnership, respectively, free and clear of any Encumbrance. None of the outstanding equity interests of Manufacturing were issued in violation of preemptive or similar rights of any person or entity. Manufacturing has issued no rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale or issuance of, any equity interest in Manufacturing.

                  The General Partner owns 4.0% and the Partnership owns 96.0% of the issued and outstanding capital stock of Marketing. Such capital stock has been duly authorized and validly issued to the General Partner and the Partnership, is fully paid and non-assessable and is owned by the General Partner and the Partnership free and clear of any Encumbrance. None of the outstanding shares of capital stock of Marketing was issued in violation of preemptive or similar rights of any person or entity. Marketing has issued no rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale and issuance of, any equity interest in Marketing.

                  Manufacturing and Marketing are the only subsidiaries of the Partnership.

                  (viii) Authorization and Description of Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable (except as such non-assessability may be affected as described in the Prospectus) and will be acquired by the Underwriters free and clear of all Encumbrances. The Units conform in all material respects to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Units will be subject to personal liability by reason of being such a holder, except as described in the Prospectus. The issuance of the Units is not subject to preemptive or other similar rights of any person or entity. On the Closing Date, assuming that the Underwriters have purchased the Firm Units and have not purchased any Additional Units, the Partnership will have 45,608,300 Units outstanding, representing a 98.0% limited partner interest in the Partnership. Except as described in the Prospectus, the Partnership has not issued or created any rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale or issuance of, any equity interest in the Partnership.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Companies and, assuming its due authorization, execution and delivery by the Underwriters, constitutes a valid and legally binding agreement of each of the Companies, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and except as rights to indemnity or contribution may be limited by applicable law or (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Pricing Agreement has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing or (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (x) Authorization of Partnership Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as the enforceability thereof may be limited by
         (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing or (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Manufacturing Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing or and (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (xi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Partnership and, assuming its due authorization, execution and delivery by each of the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing or (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (xii) Properties. The Partnership and its subsidiaries have good and marketable title to all real property and good title to all other properties described in the Prospectus as being owned by them (including, without limitation, the Timberlands and the Conversion Facilities), free and clear of all Encumbrances of any kind except such as (a) are described in the Prospectus, (b) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Partnership or any of its subsidiaries,
         (c) secure obligations under the First Mortgage Notes or (d) relate to reservations of mineral rights. All of the leases and subleases material to the business of the Partnership and its subsidiaries, considered as one enterprise, and under which the Partnership or any of its subsidiaries holds properties described in the Prospectus are in full force and effect, and neither the Partnership nor any of its subsidiaries has any actual notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xiii) Absence of Defaults and Conflicts. None of the Companies is in violation of any of its organizational documents, including (as applicable) its agreement of limited partnership, charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the Transactions and compliance by the Companies with their obligations hereunder have been duly authorized by all necessary partnership and corporate action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of any of the Companies pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of any of the Companies or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Companies or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Companies.

                  (xiv) Absence of Further Requirements. No filing with, notice to, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency, financial institution or other person is necessary or required for the performance of the Companies of their obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or in connection with the consummation of the Transactions, except such as have been already made or obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws.

                  (xv) Absence of Labor Disputes. No labor dispute with the employees of any of the Companies exists or, to the knowledge of the General Partner, is imminent, and the General Partner is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contrac- tors of the Partnership or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

                  (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the General Partner, threatened against or affecting any of the Companies, (a) which is required to be disclosed in the Registration Statement (other than as disclosed therein), (b) which would reasonably be expected to result in a Material Adverse Effect, or
         (c) which would reasonably be expected to materially and adversely affect the performance by the Companies of their obligations hereunder or the consummation of the Transactions. All pending legal or governmental proceedings to which any of the Companies is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, other than ordinary routine litigation incidental to the business, would not reasonably be expected to have a Material Adverse Effect.

                  (xvii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents to be filed as exhibits thereto which have not been so described and filed as required, and the descriptions thereof are accurate in all material respects.

                  (xviii) Possession of Licenses and Permits. Each of the Companies possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business operated by them as described in the Prospectus, except as set forth therein. Each of the Companies is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. None of the Companies has received any actual notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                  (xix) Compliance with Cuba Act. Each of the Companies is in compliance with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xx) Investment Company Act. None of the Companies is, and upon the issuance and sale of the Units as herein contemplated, the application of the net proceeds therefrom as described in the Prospectus and the consummation of the other Transactions, none of the Companies will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (xxi)  Environmental Matters.

                  (a) Except as would not, singly or in the aggregate, result in a Material Adverse Effect or otherwise would require disclosure in the Prospectus, (i) none of the Companies nor any other person or entity for whom any of them is or may be liable is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, subsurface strata, flora, or fauna), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or relating to protection of wildlife, endangered species, wetlands or natural resources (collectively, "Environmental Laws"); (ii) none of the Companies has received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, alleging that any of the Companies or any other person or entity for whom any of them is or may be liable is not in full compliance with any Environmental Laws, or permit or authorization required thereunder, and there are no circumstances that may prevent or interfere with such full compliance in the future; (iii) there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (x) the presence in or release into the environment of any Materials of Environmental Concern at any location owned, leased or operated, now or in the past, by any of the Companies or any other person or entity for whom any of them is or may be liable, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against any of the Companies or any other person or entity whose liability for any Environmental Claim any of the Companies has retained or assumed either contractually or by operation of law; and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against any of the Companies with respect to property owned, leased or operated by or for any of them, now or in the past, or against any person or entity whose liability for any Environmental Claim any of the Companies has retained or assumed either contractually or by operation of law.

                  (b) In the ordinary course of their business, the Companies conduct a periodic review of the effect of current and proposed Environmental Laws on the business, operations and properties of the Companies, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with such Environmental Laws, or any permit, license or approval required thereunder, any related constraints on operating activities, and any potential liabilities to third parties). On the basis of such review, the General Partner has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect or otherwise require disclosure in the Prospectus.

                  (xxii)  Employee Benefit Plans; ERISA.

                  (a) With respect to each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended, and the rules and regulations promulgated thereunder ("ERISA")), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to or was, within the last six years, sponsored, maintained or contributed to by the Companies or by any trade or business, whether or not incorporated, which together with the Companies would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), for the benefit of any employee, former employee, consultant, officer, or director of the Companies (a "Company Benefit Plan"): (1) each of the Companies is in compliance in all material respects with all presently applicable provisions of ERISA and of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); (2) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any of the Companies could reasonably be expected to have any material liability under Title IV of ERISA; the Companies have not incurred and, to the knowledge of the General Partner, there is no pending or threatened material liability of any of the Companies under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
         (B) Sections 412 or 4971 of the Code; (3) each Company Benefit Plan with respect to which any of the Companies has any contribution obligation (whether primary or contingent), or material liability, with the exception of any multiemployer plan within the meaning of Sections 3(37) and 4001(a)(3) of ERISA, has at all times been maintained, by its terms and in operation, in accordance with all applicable laws; and (4) each Company Benefit Plan that is intended to be qualified under
         Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified in all material respects and to the knowledge of the General Partner nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (b) None of the Companies nor any ERISA Affiliate maintains, or is obligated, or has been during the preceding six (6) years obligated, to make contributions to or under any multiemployer plan (as defined in section 3(37) and section 4001(a)(3) of ERISA).

                  (xxiii) Taxes. Each of the Companies has filed all Federal income tax returns and all other material tax returns, domestic or foreign, required to be filed through the date hereof and all such returns are true, correct, and complete in all material respects. Each of the Companies has paid all material taxes and assessments for which it is liable, except for such taxes or assessments being contested in good faith and for which adequate reserves have been provided in accordance with GAAP.

                  (xxiv) Stabilization. None of the Companies has (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, to facilitate the sale or resale of the Units or (B) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (i) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Units or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

                  (xxv) NYSE Listing. The Depositary Units are listed on the New York Stock Exchange, Inc. (the "NYSE"), and the Units have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (xxvi) Net Worth of General Partner. At each Representation Date, the General Partner will have (excluding its interests in the Partnership, Manufacturing and Marketing and any notes or receivables from or payable to any of them) a net worth of at least $5,000,000. For purposes of this representation, assets will be valued at fair market value, and the General Partner's interest in the Partnership, Manufacturing and Marketing (as general partner, limited partner, stockholder and creditor, as applicable) shall not be taken into account except as an offset to the Partnership's, Manufacturing's or Marketing's liabilities that are taken into account in computing such net worth.

         (b) Any certificate signed by any officer of the Companies and delivered to the Representatives or to counsel for the Underwriters on or after the date hereof in connection with this Agreement shall be deemed a representation and warranty by the Companies to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in the Pricing Agreement, the number of Firm Units set forth in Exhibit A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to all of the Additional Units at the price per Unit set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Units upon notice by the Representatives to the Partnership setting forth the number of Additional Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Units. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Partnership. If the option is exercised as to all or any portion of the Additional Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Units then being purchased which the number of Firm Units set forth in Exhibit A opposite the name of such Underwriter bears to the total number of Firm Units (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment of the purchase price for, and delivery of certificates for, the Firm Units shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, at 6:00 A.M. Los Angeles time on the third (fourth, if the pricing occurs after 4:30 P.M. New York time on any given day) business day after the date hereof, or at such other place and time as shall be agreed upon by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 10 (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Additional Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

         Payment shall be made to the Partnership by wire transfer payable in same-day funds to the order of the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. Certificates for the Firm Units and the Additional Units, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Units and the Additional Units, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 2:00 P.M. New York time on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Additional Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units and the Additional Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         SECTION 3. Covenants of the Partnership and the General Partner. Each of the Partnership and the General Partner covenants with each Underwriter as follows:

         (a) To notify the Representatives promptly, and, if requested by the Representatives, confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension by any state securities commission of the qualification of the Units for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for such purposes; to make every reasonable effort to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the lifting thereof at the earliest reasonably possible moment; if necessary, to file (i) an amendment to the Registration Statement or
(ii) a post-effective amendment to the Registration Statement, if required, pursuant to Rule 430A under the 1933 Act Regulations, as soon as practicable after the execution and delivery of this Agreement and to use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; to prepare and file with the Commission, promptly upon the Representatives' reasonable request, any amendment to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units by the several Underwriters and to use its reasonable best efforts to cause the same to become effective as promptly as possible.

         (b) To give the Representatives notice of the intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or the Prospectus, whether pursuant to the 1933 Act or otherwise (including any revised prospectus which the Partnership proposes for use by the Underwriters in connection with the offering of the Units which differs from the Prospectus on file at the Commission at the time the Registra-tion Statement becomes effective or any Term Sheet, whether or not such revised prospectus or such Term Sheet is required to be filed pursuant to Rule 424(b) or Rule 434 of the 1933 Act Regulations), to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and not to file or use any such documents to which the Representatives or counsel for the Underwriters shall reasonably object within two business days after receiving a copy thereof.

         (c) To deliver to each of the Representatives and counsel for the Underwriters, without charge, one copy of the Registration Statement as originally filed and of each amend- ment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one signed copy of all consents and certificates of experts, and to also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) To furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered (the "Delivery Period") under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) and the Term Sheet, if any, as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) To comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated by this Agreement and the Prospectus. If at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Partnership or for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, to promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Representatives may reasonably request, and in case any Underwriter is required to deliver a prospectus in connection with any sales of the Units at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies of such amended or supplemented Prospectus as the Representatives may request.

         (f) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then following the execution of the Pricing Agreement, to prepare and timely file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) and Rule 434 of the 1933 Act Regulations, copies of the amended Prospectus and Term Sheet, if any, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and to use its reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as practicable.

         (g) To use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and to maintain such qualifications in effect for so long as may be required for the distribution of the Units as contemplated by this Agreement and the Prospectus, provided, however, that none of the Companies shall be obligated to file any general consent to service of process, subject itself (or its partners) to taxation in any such jurisdiction in which it (or its partners) are not so subject, or qualify or register as a foreign corporation or limited partnership, as the case may be, in any jurisdiction in which it is not so qualified or registered; in each jurisdiction in which the Units have been so qualified, to file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Units as contemplated by this Agreement and the Prospectus; and to supply the Representatives with such information regarding the Companies as may be necessary for the determination of the legality of the Units for investment under the laws of any of such jurisdictions as the Representatives may reasonably request.

         (h) To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to the securityholders of the Partnership as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) To use the net proceeds from the Financings in the manner described in the Prospectus under the caption "Use of Proceeds."

         (j) During a period of 120 days from the date of the Prospectus, the Partnership and the General Partner will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Depositary Units or any securities convertible into or exercisable or exchangeable for Depositary Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Depositary Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Depositary Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Units to be sold hereunder or (b) any Depositary Units issued by the Partnership pursuant to the Partnership's incentive plans existing on the date hereof.

         (k) In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, to indemnify and hold harmless each Underwriter from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by any of the Companies of the Cuba Act.

         (l) During the Delivery Period, to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (m) To comply with all the provisions of any undertakings contained in the Registration Statement.

         (n) To ensure that the issuance of the New Notes is exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and that none of the Companies take any action (including, without limitation, a general solicitation) that would cause the loss of such exemption.

         SECTION 4. Payment of Expenses. The Partnership will pay all expenses incident to the performance of the Companies' obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Pricing Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any transfer taxes, duties or similar taxes payable upon the sale of the Units to the Underwriters, (iv) the fees and disbursements of the Companies' counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky memoranda and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky memoranda and any supplement thereto,
(viii) the fees and expenses of any transfer agent, depositary agent or registrar for the Units, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Units, (x) the reasonable fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" as defined in Rule 2720(b)(15) of the NASD's Conduct Rules, (xi) the fees and expenses incurred in connection with the listing of the Units on the NYSE and
(xii) the performance by the Companies of their other obligations under this Agreement and the Pricing Agreement.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(b) or Section 9(a)(i) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. Except as expressly provided in this Agreement, all other fees and expenses incurred by or on behalf of the Underwriters shall be borne by the Underwriters.

         SECTION 5.  Conditions of Underwriters' Obligations.

         (a) The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of each of the Companies herein contained or in certificates of any officer of the Companies delivered pursuant to the provisions hereof, to the performance by each of the Companies of its obligations hereunder, and to the following further conditions:

                  (i) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Partnership has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (ii) At Closing Time the Representatives shall have received an opinion reasonably satisfactory to the Underwriters of Skadden, Arps, Slate, Meagher & Flom, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

                  (iii) At Closing Time the Representatives shall have received:

                           A. The favorable opinion, dated as of the Closing
                  Time, of Andrews & Kurth L.L.P., counsel for the Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                           1. The Registration Statement, the Rule 430A
                  Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective dates or issue dates (other than financial statements or other financial or statistical data, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           2. The documents incorporated by reference in the
                  Prospectus (other than financial statements or other financial or statistical data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                           3. The form of certificate used to evidence the
                  Depositary Units complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Partnership Agreement and the Depositary Agreement and the requirements of the NYSE.

                           4. The Units to be purchased by the Underwriters from
                  the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable, except as such nonassessability may be affected as described in the Prospectus. The Units conform as to legal matters in all material respects to the description thereof contained in the Prospectus. The issuance of the Units is not subject to preemptive or, to the best of such counsel's knowledge, other similar rights of any person or entity and to such counsel's knowledge, except as described in the Prospectus, the Partnership has not issued or created any rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale or issuance of, any equity interest in the Partnership.

                           5. This Agreement been duly authorized, executed and
                  delivered by each of the Partnership and the General Partner. The Pricing Agreement has been duly authorized, executed and delivered by the Partnership.

                           6. The Deposit Agreement is a valid and legally
                  binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent that the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (2) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and (3) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           7. No filing with, notice to, or authorization,
                  approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency of the State of Delaware or the United States having jurisdiction over any of the Companies is necessary or required for the performance of the Companies of their obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the Transactions, except such as (1) have been already made or obtained, (2) are specifically identified in the Prospectus as not having been made or obtained, (3) relate to easements, licenses, leases, franchises, permits or rights of way matters, as to which such counsel need express no opinion, (4) may be required under the 1933 Act, the 1933 Act Regulations or state securities laws or (5) if not so made or obtained would not, individually or in the aggregate, result in a Material Adverse Effect.

                           8. To such counsel's knowledge, there are no
                  contracts or documents that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are accurate in all material respects.

                           9. The information in the Prospectus under "Cash
                  Distribution Policy -- Quarterly Distributions of Available Cash," "Cash Distribution Policy -Distributions of Cash Upon Liquidation," "Conflicts of Interest -- Fiduciary Duties of the General Partner; Indemnification," "Description of the Units," "Summary Description of the Partnership Agreement" and "Investment in the Partnership by Employee Benefit Plans," to the extent that it constitutes matters of law, summaries of legal matters, the Companies' respective organizational documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                           10. None of the Companies is, and upon the issuance
                  and sale of the Units as herein contemplated, the application of the net proceeds therefrom as described in the Prospectus and the consummation of the other Transactions, none of the Companies will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                           11. The opinion of Andrews & Kurth L.L.P. filed as
                  Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

                  In addition Andrews & Kurth L.L.P. shall state that the Commission has advised such counsel that the Registration Statement was declared effective under the 1933 Act on October __, 1996; the Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on October __, 1996; and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                           (B) The favorable opinion, dated as of the Closing
                  Time, of James Kraft, general counsel of the Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                           1. Each of the Partnership and Manufacturing has been
                  duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with all partnership power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) enter into and perform its obligations under this Agreement. Each of the Partnership and Manufacturing is duly qualified or registered as a foreign limited partnership authorized to do business and is in good standing under the laws of the states of Washington, Idaho, Montana, Texas, Arkansas and Louisiana and, to the knowledge of such counsel, there are no other jurisdictions in which the failure to so qualify or register would have a Material Adverse Effect or subject its partners to any material liability or disability.

                           2. Marketing has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the state of Delaware, with all corporate power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) enter into and perform its obligations under this Agreement. Marketing is duly qualified as a foreign corporation authorized to do business and is in good standing in all jurisdictions in which the failure to so qualify or register would have a Material Adverse Effect.

                           3. The General Partner is the sole general partner of
                  the Partnership, with a 2.0% general partner interest in the Partnership pursuant to the Partnership Agreement. After giving effect to the sale of the Firm Units contemplated by this Agreement, the Partnership will have outstanding 45,608,300 Units. The general partner interest of the General Partner in the Partnership has been duly authorized and validly issued to the General Partner, is fully paid and owned by the General Partner free and clear of any Encumbrance (A) of record (x) created by or arising under the Delaware Act or
                  (y) in respect of which a financing statement under the Uniform Commercial Code of the State of

                  Washington (the "Washington UCC") naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Washington (the "Washington Secretary of State") or (B) otherwise known, without investigation, to such counsel. To such counsel's knowledge, except as described in the Prospectus, the Partnership has not issued or created any rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale and issuance of, any equity interest in the Partnership.

                           4. The General Partner is the sole general partner
                  and the Partnership is the sole limited partner of Manufacturing, with a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in Manufacturing pursuant to the Manufacturing Partnership Agreement. Such general partner and limited partner interests have been duly authorized and validly issued to the General Partner and the Partnership, respectively, are fully paid and owned by the General Partner and the Partnership, respectively, free and clear of any Encumbrance (A) of record (x) created by or arising under the Washington Act or (y) in respect of which a financing statement under the Washington UCC naming the General Partner or the Partnership as debtor is on file in the office of the Washington Secretary of State or (B) otherwise known, without investigation, to such counsel. To such counsel's knowledge, Manufacturing has not issued or created any rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale or issuance of, any equity interest in Manufacturing.

                           5. The General Partner owns 4.0% and the Partnership
                  owns 96.0% of the issued and outstanding capital stock of Marketing. Such capital stock has been duly authorized and validly issued to the General Partner and the Partnership, is fully paid and non-assessable and is owned by the General Partner and the Partnership free and clear of Encumbrance (A) of record (x) created by or arising under the Washington Act or (y) in respect of which a financing statement under the Washington UCC naming the General Partner or the Partnership as debtor is on file in the office of the Washington Secretary of State or (B) otherwise known, without investigation, to such counsel. To the best of such counsel's knowledge, Marketing has not issued or created any rights, warrants or options to acquire or instruments convertible into or exchangeable for, and none of the Companies is a party to any agreements or understandings with respect to the sale or issuance of, any equity interest in Marketing.

                           6. The Partnership Agreement has been duly
                  authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms. The Agreement of Limited Partnership of PC Advisory Partners I, L.P., a Delaware limited partnership ("Partners I"), dated November 16, 1992 (the "Partners I Partnership Agreement"), between PC Advisory Corp. I, a Delaware corporation ("Corp. I"), and the limited partners named therein. The Partners I Partnership Agreement has been duly authorized, executed and delivered by Corp. I and is a valid and legally binding agreement of Corp. I, enforceable against Corp. I in accordance with its terms. The General Partner Partnership Agreement has been duly authorized, executed and delivered by Partners I and is a valid and legally binding agreement of Partners I, enforceable against Partners I in accordance with its terms. The Manufacturing Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided, however, that the enforceability of each agreement referenced in this paragraph may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           7. To such counsel's knowledge, none of the Companies
                  is in violation of any of its organizational documents, including (as applicable) its agreement of limited partnership, charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments which are exhibits to the Registration Statement or any Incorporated Document, except for such defaults that would not result in a Material Adverse Effect.

                           8. The execution, delivery and performance of this
                  Agreement and the consummation of the Transactions and compliance by the Partnership and the General Partner with their obligations hereunder have been duly authorized by all necessary partnership and corporate action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Encumbrance upon any property or assets of any of the Companies pursuant to, the Agreements and Instruments which are exhibits to the Registration Statement or any Incorporated Document (except for such conflicts, breaches or defaults or Encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of any of the Companies or any applicable law, statute, rule, regulation, judgment, order, writ or decree known to such counsel of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Companies or any of their assets, properties or operations.

                           9. To such counsel's knowledge, there is no action,
                  suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting any of the Companies, (a) which is required to be disclosed in the Registration Statement (other than as disclosed therein), (b) which would reasonably be expected to result in a Material Adverse Effect, or (c) which might reasonably be expected to materially and adversely affect the performance by the Partner ship or the General Partner of their obligations hereunder or the consummation of the Transactions.

                           (C) The favorable opinion, dated as of the Closing
                  Time, of Phil Gordon, general counsel of Corp. I, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                           1. Each of Partners I and the General Partner has
                  been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with all partnership power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus, (y) with respect to Partners I, act as the general partner of the General Partner, and with respect to the General Partner, act as the general partner of the Partnership and Manufacturing and as a stockholder of Marketing, and (z) with respect to the General Partner, enter into and perform its obligations under this Agreement. Each of Partners I and the General Partner is duly qualified or registered as a foreign limited partnership authorized to do business and is in good standing in all jurisdictions in which the failure to so qualify or register would have a Material Adverse Effect or a material adverse effect on its condition (financial or otherwise), earnings, business affairs or business prospects.

                           2. Corp. I has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the state of Delaware, with all corporate power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) act as the general partner of Partners I. Corp. I is duly qualified as a foreign corporation authorized to do business and is in good standing in all jurisdictions in which the failure to so qualify or register would have a Material Adverse Effect or a material adverse effect on its condition (financial or otherwise), earnings, business affairs or business prospects.

                           3. Corp. I is the sole general partner of Partners I,
                  with a [ ]% general partner interest in Partners I pursuant to the Partners I Partnership Agreement, between Corp. I and the limited partners named therein. Such general partner interest has been duly authorized and validly issued to Corp. I, and is fully paid and owned by Corp. I.

                           4. Partners I is the sole general partner of the
                  General Partner, with a [ ]% general partner interest in the General Partner pursuant to the Agreement of Limited Partnership of the General Partner, dated December 29, 1992, between Partners I and PCMC Intermediate Holdings, L.P. Such general partner interest has been duly authorized and validly issued to Partners I, and is fully paid and owned by Partners I.

                           5. The Partners I Partnership Agreement has been duly
                  authorized, executed and delivered by Corp. I and is a valid and legally binding agreement of Corp. I, enforceable against Corp. I in accordance with its terms; provided, however, that the enforceability of each agreement referenced in this paragraph may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (2) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and (3) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         In rendering such opinions, counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Companies or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States, the Delaware Act and the Delaware General Corporation Law.

         In giving the opinions required by subsection (iii)(A) of this Section 5(a), Andrews & Kurth L.L.P. shall additionally state that such counsel participated in meetings with representatives of the Companies, the Representatives, representatives of the Underwriters and representatives of Coopers & Lybrand LLP at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement or the Prospectus, as amended or supplemented (except to the extent specified in such counsel's opinion), no facts have come to such counsel's attention that would lead them to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the historical and pro forma financial statements, financial information or other financial or statistical data contained in the Registration Statement or the Prospectus, as so amended or supplemented.

                  (iv) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
         Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Companies have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

                  (v) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (vi) At Closing Time the Representatives shall have received from Coopers & Lybrand LLP a bring-down letter, dated as of Closing Time, to the effect that Coopers & Lybrand LLP reaffirms the statements made in the letter furnished pursuant to subsection (v) of this Section 5(a), except that the specified date referred to shall be a date not more than two business days prior to Closing Time.

                  (vii) At Closing Time the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (viii) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (ix) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons and entities listed on Schedule 5(a)(ix) hereto.

                  (x) Simultaneously with or prior to the sale of the Firm Units at Closing Time, each of the other Transactions shall have been consummated and shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (xi) At the time of the execution of this Agreement, the Representatives shall have received a certificate of the Secretary or an Assistant Secretary of Corp. I, dated as of the date hereof, to the effect that:

                           A. Corp. I has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the state of Delaware, with all corporate power and authority to (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) act as the general partner of Partners I. Corp. I is duly qualified as a foreign corporation authorized to do business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect or a material adverse effect on its condition (financial or otherwise), earnings, business affairs or business prospects.

                           B. Corp. I is the sole general partner of Partners I,
                  with a [ ]% general partner interest in Partners I pursuant to the Partners I Partnership Agreement. Such general partner interest has been duly authorized and validly issued to Corp. I, and is fully paid and owned by Corp. I. The Partners I Partnership Agreement has been duly authorized, executed and delivered by Corp. I and is a valid and legally binding agreement of Corp. I, enforceable against Corp. I in accordance with its terms.

                  (xii) At the time of the execution of this Agreement, the Representatives shall have received a certificate of the Secretary or an Assistant Secretary of Partners I, dated as of the date hereof, to the effect that:

                           A. Partners I has been duly formed and is validly
                  existing as a limited partnership in good standing under the Delaware Act, with all partner- ship power and authority to
                  (x) own, lease and operate its properties and conduct its business as described in the Prospectus and (y) act as the general partner of the General Partner. Partners I is duly qualified or registered as a foreign limited partnership authorized to do business and is in good standing under the laws of each jurisdiction in which qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not have a Material Adverse Effect or a material adverse effect on Partners I's condition (financial or otherwise), earnings, business affairs or business prospects.

                           B. Partners I is the sole general partner of the
                  General Partner, with a [ ]% general partner interest in the General Partner pursuant to the General Partner Partnership Agreement. Such general partner interest has been duly authorized and validly issued to Partners I, is fully paid and is owned by Partners I. The General Partner Partnership Agreement has been duly authorized, executed and delivered by Partners I and is a valid and legally binding agreement of Partners I, enforceable against Partners I in accordance with its terms.

                  (xiii) At Closing Time the Representatives shall have received a certificate of the officers of Corp. I specified in Section 5(a)(xi) above, confirming that the certificate delivered at the time of the execution of this Agreement pursuant to Section 5(a)(xi) hereof remains true and correct as of Closing Time.

                  (xiv) At Closing Time the Representatives shall have received a certificate of the officers of Partners I specified in Section 5(a)(xii) above, confirming that the certificate delivered at the time of the execution of this Agreement pursuant to Section 5(a)(xii) hereof remains true and correct as of Closing Time.

                  (xv) In the event that the Representatives exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Units, the representations and warranties of each of the Companies contained herein and the statements in any certificates furnished by the Companies hereunder shall be true and correct as of each Date of Delivery (except to the extent any relate to a specific date) and, at the relevant Date of Delivery, the Representatives shall have received:

                  (1) Certificates, dated such Date of Delivery, of the officers of the General Partner specified in Section 5(a)(v) above, confirming that the certificate delivered at the Closing Time pursuant to Section 5(a)(v) hereof remains true and correct as of such Date of Delivery.

                  (2) Certificates, dated such Date of Delivery, of the officers of Corp. I specified in Section 5(a)(xi) above, confirming that the certificate delivered at the time of the execution of this Agreement pursuant to Section 5(a)(xi) hereof remains true and correct as of such Date of Delivery.

                  (3) Certificates, dated such Date of Delivery, of the officers of Partners I specified in Section 5(a)(xii) above, confirming that the certificate delivered at the time of the execution of this Agreement pursuant to Section 5(a)(xii) hereof remains true and correct as of such Date of Delivery.

                  (4) The favorable opinion of the several counsel specified in
         Section 5(a)(iii) hereof, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Units to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(a)(iii) hereof.

                  (5) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Units to be purchased on such Date of Delivery.

                  (6) A letter from Coopers & Lybrand LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(a)(vii) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

                  (xvi) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Companies in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (b) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Units, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 3(k), 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) The Partnership and the General Partner jointly and severally agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and each officer, director and employee of each Underwriter and of any such controlling person as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Partnership; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

         provided, however, that this indemnity agreement (A) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with any Underwriting Information and (B) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or any officer or director of such Underwriter or of any such controlling person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if the Partnership shall sustain the burden of proving that the Prospectus or any subsequent amendment or supplement to such Prospectus (whether or not filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations) shall not have been delivered or sent to such person within the time required by the 1933 Act or the 1933 Act Regulations and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in compliance with Section 3(d) hereon in reasonably requested quantities and on a timely basis to permit such delivery or sending.

         (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Partnership, the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls any of the Companies within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with any Underwriting Information.

         (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(c) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Units as set forth on such cover or Term Sheet, as the case may be.

                  The relative fault of the Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Each of the Partnership and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls any of the Partnership or the General Partner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Units set forth opposite their respective names in Exhibit A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Partnership, and shall survive delivery of and payment for the Units.

         SECTION 9.  Termination of Agreement.

         (a) The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or limited by the Commission or NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by any Federal, Washington or New York authority.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 3(k), 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Units"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (b) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201, attention of Edward Higgins, with a copy to Wood Steinberg, Senior Counsel, Investment Banking Group, North Tower, World Financial Center, New York, New York 10281-1327, or to such other address designated in a notice so delivered; and notices to the Partnership shall be directed to it at Plum Creek Timber Company, L.P., 999 Third Avenue, Seattle, Washington 98014-4096, attention of Diane M. Irvine, with a copy to James A. Kraft at Plum Creek Timber Company, L.P., 999 Third Avenue, Seattle, Washington 98014-4096, and to Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002, attention of David J. Graham, or to such other address designated in a notice so delivered.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Companies and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Companies and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Companies and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Companies in accordance with its terms.

                                   Very truly yours,

                                   PLUM CREEK TIMBER COMPANY, L.P.

                                   By:      Plum Creek Management Company,
                                            L.P., its general partner

                                            By:      ________________________
                                                     Name:
                                                     Title:

                                   PLUM CREEK MANAGEMENT COMPANY, L.P.

                                   By:      ______________________________
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
D.A. DAVIDSON & CO.

By:      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:      ___________________________________
         Name:
         Title:

For themselves and as Representatives of the other
Underwriters named in Exhibit A hereto.

                                                                                    EXHIBIT A TO PURCHASE AGREEMENT

Name of Underwriter                                                                            Number of Firm Units
-------------------                                                                            --------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........................................
Dean Witter Reynolds Inc.....................................................................
PaineWebber Incorporated.....................................................................
Smith Barney Inc.............................................................................
D.A. Davidson & Co...........................................................................

Total........................................................................................             5,000,000
                                                                                                          =========

                                                 EXHIBIT B TO PURCHASE AGREEMENT

                              5,000,000 Firm Units

                         PLUM CREEK TIMBER COMPANY, L.P.

                        (a Delaware limited partnership)

                                Depositary Units

                    (representing Limited Partner Interests)

                                Pricing Agreement

                                                                October __, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
D.A. DAVIDSON & CO.
         as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Dear Ladies and Gentlemen:

                  Reference is made to the Purchase Agreement dated October __, 1996 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Exhibit A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., PaineWebber Incorporated, Smith Barney Inc. and

D.A. Davidson & Co. are acting as representatives (the "Representatives"), of the above Units (the "Firm Units"), of Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership").

                  Pursuant to Section 2 of the Purchase Agreement, the Partnership agrees with each Underwriter as follows:

                  1. The initial public offering price per Firm Unit, determined as provided in said Section 2, shall be $[ ].

                  2. The purchase price per Firm Unit to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per Firm Unit.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Partnership in accordance with its terms.

                                   Very truly yours,

                                   PLUM CREEK TIMBER COMPANY, L.P.

                                   By: Plum Creek Management Company, L.P., its general partner

                                            By:      _______________________
                                                     Name:
                                                     Title:

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
D.A. DAVIDSON & CO.

By:       MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:____________________________
     Name:
     Title:

For themselves and as Representatives of the other
Underwriters named in Exhibit A to the Purchase Agreement.

                                                 EXHIBIT C TO PURCHASE AGREEMENT

                                October __, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
D.A. DAVIDSON & CO.
         as Representatives of the several
         Underwriters to be named in the
         within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by Plum Creek Timber Company, L.P.

Ladies and Gentlemen:

                  The undersigned, a beneficial owner of Depositary Units (as defined below) of Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, "Merrill Lynch"), Dean Witter Reynolds Inc., PaineWebber Incorporated, Smith Barney Inc. and D.A. Davidson & Co. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Partnership providing for the public offering of depositary units representing limited partner interests in the Partnership ("Depositary Units"). In recognition of the benefit that such an offering will confer upon the undersigned as a holder of Depositary Units and as an officer of the General Partner and/or as a director of Corp. I, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 120 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Depositary Units or any securities convertible into or exchangeable or exercisable for Depositary Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Depositary Units, whether any such swap or transaction described above is to be settled by delivery of Depositary Units or other securities, in cash or otherwise.

                                        Very truly yours,



                                        Signature:_________________________

                                        Print Name:________________________

                                         SCHEDULE 5(A)(IX) TO PURCHASE AGREEMENT

PC Advisory Corp. I
PC Advisory Partners I, L.P.
William R. Brown
Ian B. Davidson
George M. Dennison
Charles P. Grenier
Rick R. Holley
Diane M. Irvine
James A. Kraft
David D. Leland
William E. Oberndorf
William J. Patterson
John H. Scully
[OTHERS TO COME FROM A&K]